EXHIBIT 11





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of Janus Aspen Series.


/s/Price Waterhouse LLP
PRICE WATERHOUSE LLP

Denver, Colorado
October 23, 1997